Exhibit 77(q)(i)

                                    Exhibits

(a)(1) Articles of Amendment dated April 30, 2004 (re-designation Class R shares to Class I shares) - filed as an exhibit to Post-Effective Amendment No. 21 to the Registrant's Registration Statement filed on Form N-1A on February 11, 2005.

(e)(1) Amended Schedule A to the Restated Expense Limitation Agreement between ING Strategic Allocation Portfolios, Inc. and ING Investments, LLC - filed as an exhibit to Post-Effective Amendment No. 21 to the Registrant's Registration Statement filed on Form N-1A on February 11, 2005.